UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On May 20, 2024, Reborn Coffee, Inc., a Delaware corporation (the “Company”) issued a convertible promissory note (the “Promissory Note”) in the original principal amount of $800,000 and related warrant (the “Warrant”) to purchase 175,000 shares (the “Warrant Shares”) of the Company’s common stock, par value per share $0.0001 (“Common Stock”), to EF HUTTON YA FUND, LP (the “Holder”), a fund managed by Yorkville Advisors Global, LLC. The Holder paid a purchase price of $720,000 to the Company for the Promissory Note and the Warrant, less a $36,000 financial advisory fee paid to EF Hutton LLC on behalf of the Company.

The Promissory Note shall accrue an interest at an annual rate of 0%; however, the interest rate will increase to an annual rate of 18% upon the occurrence of an event of default. Beginning on August 15, 2024, and continuing on the same day of each successive calendar month thereafter, the Company is required to make installment payments on the Promissory Note until it is fully repaid or the Holder has converted the outstanding balance into shares of Common Stock. At any time, subject to certain ownership limitations, the Holder may convert any portion of the outstanding and unpaid principal, interest, or other amounts outstanding under the Promissory Note into Common Stock at a price equal to $2.29 per share. In addition, the Promissory Note grants the Company the right to redeem early a portion or all of the amount under the Promissory Note prior to its maturity or conversion at a 15% premium.

The Warrant is exercisable by the Holder at any time after issuance until the date that is 60 months after the issuance date. The Warrant is exercisable into Warrant Shares at an exercise price of $2.29 per share, subject to adjustment as described in the Warrant. If a registration statement covering the resale of the Warrant Shares is not available by August 15, 2024, then the Holder may exercise the Warrant in whole or in part on a cashless basis.

Pursuant to the Promissory Note, the Company agreed to, at any time after July 15, 2024 and upon written notice from the Holder, file a registration statement within 30 days of such notice on Form S-3 or Form S-1 covering the resale by the Holder of Common Stock underlying the Promissory Note.

The Promissory Note contains customary representations and warranties for the benefit of the Holder. The representations, warranties and covenants contained in the Promissory Note were made only for purposes of the Promissory Note and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations. Additionally, while any amount remains outstanding on the Promissory Note, the Company has agreed not to effect any transaction involving a Variable Rate Transaction (as defined in the Promissory Note) and the Company granted the Holder a right of first refusal on any financing transaction pursuant to which the Company proposes to issue and sell securities of the Company.

The foregoing descriptions of the Warrant and the Promissory Note are qualified in their entirety by reference to the full text of each document, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Promissory Note and the Warrants is incorporated by reference herein in its entirety. The Company has issued the Promissory Note Warrant pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue any shares of Common Stock issuable upon conversion of the Promissory Note and the Warrant Shares pursuant to the same exemption. The Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Exhibit No	Exhibit
4.1	Warrant to Purchase Common Shares issued May 20, 2024, by the Company to EFF HUTTON YA FUND, LP
10.1	Convertible Promissory Note issued May 20, 2024, by the Company to EFF HUTTON YA FUND, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2024

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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